UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/04/2005

Amedisys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-24260

Delaware	11-3131700
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11100 Mead Road
Suite 300
Baton Rouge, LA 70816
(Address of Principal Executive Offices, Including Zip Code)

(225) 292-2031
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

    On August 2, 2005, representatives of Amedisys, Inc. (the "Company") hosted a conference call to discuss second quarter 2005 earnings. Attached as Exhibit 99.1 is a transcript of the conference call.

When included in this Current Report on Form 8-K, the words "expects", "intends", "anticipates", "believes", "estimates", and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, current cash flows and operating deficits, debt service needs, adverse changes in federal and state laws relating to the health care industry, competition, regulatory initiatives and compliance with governmental regulations, patient preferences and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of the Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any changes in events, conditions or circumstances on which any statement is based.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

         Not applicable

   (b) Pro Forma Financial Information

         Not applicable

   (c) Exhibits

         99.1 Transcript of teleconference call held on August 2, 2005 to discuss second quarter 2005 earnings.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Amedisys, Inc.

Date: August 04, 2005.	By:	/s/ Gregory H. Browne
Gregory H. Browne
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Transcript of teleconference call held on August 2, 2005 to discuss second quarter 2005 earnings.